CONTRIBUTION AGREEMENT

(Megawest Energy Kansas Corporation)

This CONTRIBUTION AGREEMENT (this “Agreement”), dated October 30, 2015 and effective as of October 15, 2015 (the “Effective Date”), is entered into by and among FORTIS PROPERTY GROUP, a Delaware limited liability company (“Fortis”), PETRO ROVER OIL CORP., a Delaware corporation (“Petro”), and MEGAWEST ENERGY KANSAS CORPORATION, a Delaware corporation (the “Company”).

PRELIMINARY STATEMENTS

A.

As of the Effective Date, Petro holds all of the outstanding shares and interests in the Company.

B.

As of the Effective Date, the Company holds all of the assets, rights, and interests described on Exhibit A hereto (the “Company Assets”); and the Company is subject to the liabilities, contracts and obligations described on Exhibit B hereto (the “Company Assets”).

C.

As of the Effective Date, Petro holds a fifty percent (50%) membership interest in Bandolier Energy, LLC, a Delaware limited liability company (the “Bandolier Interests”).

D.

As of the Effective Date, Fortis holds 750 Units in FPG West 48th Street, LLC, a New York limited liability company (“FPG 48”), and FPG 48 holds, indirectly through wholly owned subsidiary limited liability companies, certain condominium units in New York, New York.

E.

Petro and Fortis have been undergoing discussions, since January 2015, in connection with funding and growing the business of the Company to enable the Company to fund and make various equity and debt investments in certain oil and gas related projects, as well as in certain real estate investments and transaction.

F.

Petro desires to contribute the Bandolier Interests to the Company.

G.

Fortis desires to assign and contribute to the Company a limited liability company interest in FPG 48 that represents FPG 48’s indirect interests in those certain condominium units identified on Exhibit C hereto (the “FPG 48 Interests”).

H.

In exchange for the contributions described above and herein, Petro and Fortis desire to recapitalize the Company by causing the Company to cancel and/or convert all its issued and outstanding shares of stock (currently held by Petro) and to issue common stock in the Company, to each of Petro and Fortis, in the amounts and in the manner described herein.

I.

Petro and Fortis intend for the transfer of the Bandolier Interests and the FPG 48 Interests hereunder to qualify as a tax-free transaction under Section 351 of the Code.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINED TERMS

SECTION 1.1

Defined Terms.  The following capitalized terms used herein will have the following meanings:

“Closing” means the contribution of the Bandolier Interests and the FPG 48 Interests to the Company and the consummation of the transactions contemplated by this Agreement.

“Closing Date” means the Effective Date.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.  Any reference herein to a particular provision of the Code shall mean, where appropriate, the corresponding provision in any successor statute.

“Governmental Entity” means any court, tribunal, department, body, board, bureau, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign.

“Person” or “person” means an individual, corporation, association, partnership, limited liability company, trust, joint venture, business trust or unincorporated organization or other entity or organization, or a Governmental Entity.

ARTICLE II
CONTRIBUTION

SECTION 2.1

Valuation

(a)

Company Assets and Bandolier Interests.  The parties hereby agree that the valuation of the existing Company Assets (net of all Company Liabilities), plus the valuation of the Bandolier Interests, as of the Effective Date, is equal to $40,000,000.

(b)

FPG 48 Interests.  The parties hereby agree that the valuation of the FPG 48 Interests, as of the Effective Date, is equal to $28,364,457.

SECTION 2.2

Contributions.

(a)

On the Closing Date, Petro shall contribute the Bandolier Interests to the Company, free and clear of any liens and encumbrances thereon.

(b)

On the Closing Date, Fortis shall contribute the FPG 48 Interests to the Company, free and clear of any liens and encumbrances thereon.

SECTION 2.3

Consideration.

(a)

In consideration of the contribution of the Bandolier Interests, and in consideration for the exchange and cancellation of its existing shares and interests in the Company, the Company shall issue to Petro on the Closing Date 58,510 common shares of stock the Company.

(b)

In consideration of the contribution of the FPG 48 Interests, the Company shall issue to Fortis on the Closing Date 41,490 common shares of stock the Company.

(c)

For the avoidance of doubt, immediately following the Closing, Petro and Fortis shall be the sole shareholders of the Company, and the only issued and outstanding stock in the Company shall be the 100,000 common shares issued and held by Petro and Fortis in the manner described above.

SECTION 2.4

Section 351 Transactions.  The parties hereto hereby acknowledge and agree that their contributions shall be made and such shares of Company stock shall be received pursuant to Section 351 of the Code and each of them shall file all federal, state and local income tax returns and other reports or documents required by taxing authorities in a manner consistent with such treatment.

ARTICLE III
CLOSING

SECTION 3.1

Closing.  The Closing shall occur simultaneously with the execution of this Agreement subject to the satisfaction or waiver of each of the items set forth in Section 3.2 below, which constitute mutual conditions to the Closing.

SECTION 3.2

Certain Transactions Effected on the Closing Date.  The following actions are being taken concurrently on the Closing Date:

(a)

Petro and the Company shall execute and deliver an Assignment of LLC Interests, in the form attached hereto as Exhibit D, with respect to the Bandolier Interests, assigning and transferring the Bandolier Interests to the Company effective as of the Effective Date.

(b)

Fortis and the Company shall execute and deliver an Assignment of LLC Interests, in the form attached hereto as Exhibit E, with respect to the FPG 48 Interests, assigning and transferring the FPG 48 Interests to the Company effective as of the Effective Date.

(c)

Petro and Fortis, as the sole shareholders in the Company, shall execute and deliver a unanimous written consent of shareholders and directors of the Company, in the form attached hereto as Exhibit F, pursuant to which (i) all of the existing directors and officers of the Company shall be removed, (ii) Louis Kestenbaum, Joel Kestenbaum, and Scot Cohen shall be appointed as the directors of the Company, and (iii) Louis Kestenbaum, Joel Kestenbaum and Sarah Rosenfeld shall be appointed, by the new board members, as officers of the Company holding such offices as are set forth on such consent.

(d)

The Company shall issue to each of Petro and Fortis new share certificates of the Company evidencing the common stock of the Company issued to Petro and Fortis, on the Effective Date, in the manner set forth in Section 2.3 hereof.

(e)

Petro shall deliver to Fortis applicable corporate level approvals authorizing the execution, delivery and performance of this Agreement and any other agreement to which Petro or the Company is a party in connection with the transactions contemplated by this Agreement.

(f)

Petro shall deliver to Fortis a recently dated certificate of good standing (or equivalent) of the Company from the Secretary of State of the State of Delaware.

SECTION 3.3

Certain Transactions to Be Effected Immediately Following the Closing Date.  Within fifteen (15) days of the Closing, Petro and Fortis, as the sole shareholders in the Company, shall execute and deliver a Shareholders Agreement for the Company (the “Shareholders Agreement”), pursuant to which the parties shall agree that:

(a)

during all periods that Fortis is a shareholder in the Company, the Company shall have a three-person board of directors; of which two of the directors shall be appointed by Fortis and one of which shall be appointed by the remaining shareholders of the Company;

(b)

any and all decisions of the board of directors of the Company shall be made by the majority vote of the duly appointed directors at such time;

(c)

during the initial six (6) months after the Closing, neither party shall be permitted to transfer any shares of stock in the Company without the consent of the other party;

(d)

following six (6) months after the Closing, the board will engage in a valuation of the Company Assets (net of the Company Liabilities) and the Bandolier Interests, to determine their aggregate then fair market value.  If the aggregate value of the Company Assets (net of the Company Liabilities) and the Bandolier Interests is less than the $40,000,000 (a “Shortfall”), then Petro will be required to make additional cash contributions to the Company in an amount equal to the amount of the Shortfall;

(e)

Petro will execute (for the benefit of the Company) a pledge of its shares and ownership in the Company as collateral for its obligation to fund the Shortfall (the “Pledge”).  In the event that Petro fails to satisfy the Shortfall in full within fifteen (15) days of a demand by the board, then the Company will be entitled to exercise its rights under the Pledge;

(f)

in connection with the enforcement of the Pledge, the board shall have the right to elect whether (i) to limit the foreclosure of Petro’s shares in the Company to be an amount that would cause Petro’s remaining shares in the Company to be equal to (x) the then fair market value of the Company Assets (net of the Company Liabilities) and the Bandolier Interests, divided by (y) $28,364,457 plus the then fair market value of the Company Assets (net of the Company Liabilities) and the Bandolier Interests, or (ii) to foreclose on all of Petro’s shares in the Company but distribute the Company Assets (subject to Company Liabilities) and the Bandolier Interests to Petro in redemption of such shares; and

(g)

in the event that the Company Assets (net of the Company Liabilities) and the Bandolier Interests are sold prior to the valuation described above, then the determination of the existence of a Shortfall and Petro’s obligation to fund a Shortfall, if any, shall be determined and based on the net sale proceeds received by the Company for the Company Assets (net of the Company Liabilities) and the Bandolier Interests (and the provisions of the Pledge shall apply in all respects to any such Shortfall).

(h)

NOTWITHSTANDING ANY PROVISION IN ANY ORGANIZATIONAL DOCUMENT OF THE COMPANY TO THE CONTRARY, THE PARTIES HERETO HEREBY ACKNOWLEDGE AND AGREE THAT PRIOR TO THE TIME THAT THE SHAREHOLDERS AGREEMENT IS EXECUTED BY THE PARTIES AND THE COMPANY, IT IS THE INTENTION OF THE PARTIES THAT ALL OF THE PROVISIONS DESCRIBED ABOVE SHALL BE IN FULL AND COMPLETE FORCE AND EFFECT AS OF THE CLOSING; AS IF THE SHAREHOLDERS AGREEMENT HAD BEEN EXECUTED AND DELIVERED AS OF THE CLOSING DATE.  IN CONNECTION WITH THE FOREGOING, THE PARTIES HERETO HEREBY COVENANT AND AGREE TO IMPLEMENT AND ABIDE BY THE PROVISIONS DESCRIBED ABOVE IN THIS SECTION 3.3, FROM AND AFTER THE DATE HEREOF, AS IF THE SHAREHOLDERS AGREEMENT SHALL HAVE BEEN EXECUTED AND DELIVERED AND NOTWITHSTANDING ANY OTHER PROVISION OF THE ORGANIZATIONAL DOCUMENTS OF THE COMPANY TO THE CONTRARY.

(i)

In addition to the foregoing, the parties expressly acknowledge and agree that effective as of the Closing, the Company shall establish a new bank account, in a bank identified and selected by Fortis on behalf of the Company, that shall be used for the proceeds to be received by the Company in respect of the FPG 48 Interests (the “New Account”).  The New Account shall be created by and shall be under the express sole control of Louis Kestenbaum, Joel Kestenbaum, and Sarah Rosenfeld in their respective capacities as officers and/or authorized persons of the Company (such that no other officers of the Company shall have control or authority over such New Account).  The parties hereto hereby covenant and agree to cooperate in good faith to execute any and all documents and instruments, and to provide any documentation, necessary or requested in connection with the establishment and management of the New Account in accordance with this Section.

ARTICLE IV

REPRESENTATIONS, WARRANTIES, AND COVENANTS OF PETRO

As of the Closing Date, Petro represents, warrants and covenants to Fortis as follows:

SECTION 4.1

Organization of Petro.  Petro has been duly organized and is validly existing and in good standing with the requisite corporate power and authority to transact the business in which it is now engaged.  Petro is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations.  Petro possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to transact the business in which it is now engaged.

SECTION 4.2

Organization of the Company.  The Company has been duly organized and is validly existing and in good standing with the requisite corporate power and authority to transact the business in which it is now engaged.  The Company is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations.  The Company possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to transact the business in which it is now engaged.

SECTION 4.3

Power and Authority.  Each of Petro and the Company has all requisite corporate power and authority to enter into this Agreement and the other agreements described herein to which they are a party, and to perform their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, to the extent Petro and the Company, as applicable, is a party thereto.  The execution, delivery and performance of this Agreement and the and the other agreements described herein to which Petro or the Company are a party, and the consummation of the transactions provided for herein have been duly authorized by all necessary action on the part of Petro and the Company, as applicable.  This Agreement and the other agreements described herein to which Petro and the Company are parties have been duly executed and delivered by Petro and the Company to the extent such Person  is a party thereto and each of this Agreement and such agreements constitute the legal, valid and binding obligation of Petro and the Company, as applicable, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).

SECTION 4.4

No Conflicts; Consents. The execution, delivery and compliance with, and performance of the terms and provisions of, this Agreement and the other agreements described herein to which Petro and the Company are a party, by Petro and the Company will not: (i) conflict with or result in any violation of the organizational documents of Petro and the Company; (ii) conflict with or result in any violation of any provision of any bond, note or other instrument of indebtedness, contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Petro and the Company is a party; or (iii) violate any existing term or provision of any order, writ, judgment, injunction, decree, statute, law, rule or regulation applicable to Petro and the Company, or its respective assets or properties.  Any consent, license, approval, order, permit or authorization of, or registration, filing or declaration with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, that is required to be made or obtained by Petro and the Company in connection with the execution, delivery and performance of this Agreement or any of the transactions required or contemplated hereby has been made or has been obtained and is in full force and effect.

SECTION 4.5

Litigation. There are no actions, suits or proceedings at law or in equity by or before any court or other governmental authority or agency now pending or, to the knowledge of Petro and the Company, threatened in writing against Petro and/or the Company.  No claims have been made prior to the date of this Agreement under any current insurance policies with respect to Petro and/or the Company.

SECTION 4.6

Company Assets and Company Liabilities.  Exhibit A and Exhibit B hereto accurately reflect all of the assets and liabilities of the Company as of the Closing Date.  The Company has no liabilities or obligations, whether oral, in writing, conditional or contingent, other than as set forth on Exhibit B hereto.

SECTION 4.7

Bandolier Interests.  Petro holds the Bandolier Interests free and clear of any liens, pledges or other encumbrances, and following the Closing, the Company shall hold the Bandolier Interests free and clear of any liens, pledges or other encumbrances.

SECTION 4.8

Petro Ownership.  Exhibit G attached hereto accurately sets forth the capitalization, and ownership, of Petro from the date of its formation through the date hereof (including all transfers and changes over such period).

SECTION 4.9

Company Shareholders.  From the date of the Company’s formation through the Effective Date, and as of the Effective Date, Petro has been and remains the sole shareholder of the Company.  From the date of the Company’s formation through the Effective Date, and as of the Effective Date, other than Petro, no person holds any shares, stock, warrants, securities, notes, debentures or any other rights (whether contingent, conditioned, convertible or otherwise) in and to the Company or any interest therein.

SECTION 4.10

Company Net Operating Losses.  The adjusted bases of the Company Assets for federal income tax purposes are not less than the amounts set forth on Exhibit H.  The net operating losses of the Company that may be carried under the Code to taxable years beginning after April 30, 2014 are (A) not less than the amounts set forth on Exhibit H and (B), except as set forth on Exhibit H, not subject to any limitation under Section 382 of the Code arising as a result of events occurring prior to the transactions contemplated by this Agreement.  From the date of the Company’s formation through the Effective Date, Petro has not used or applied any of the losses that have been generated or created by the Company to offset or reduce any income of Petro and/or of any of its subsidiaries.  In addition, from and after the Effective Date, Petro shall not apply any of the losses that have been generated or created by the Company to offset or reduce any income of Petro and/or of any of its subsidiaries.

SECTION 4.11

Protective Election.  Petro, as the common parent of the consolidated group in which the Company is a member for federal income tax purposes, shall elect under Treasury Regulation §1.1502-36(d)(6) to reduce Petro’s basis in its shares of stock in the Company by an amount equal to 100% of the Company’s attribute reduction amount, as tentatively computed under Treasury Regulation §1.1502-36(d)(3) without regard to such election.  Petro covenants and agrees to make the foregoing election at the time and in the manner specified Treasury Regulation §1.1502-36(e)(5), or the time and in the manner specified in any successor provision thereto.

SECTION 4.12

Survival of Representations, Warranties and Covenants.  The parties hereto agree that all of the representations, warranties and covenants of Petro and the Company set forth in this Article IV shall survive for the duration of the applicable statute of limitations.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF FORTIS

Fortis represents and warrants to Petro and the Company as follows:

SECTION 5.1

Formation; Existence.  Fortis is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

SECTION 5.2

Power and Authority. Fortis has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary action on the part of Fortis.  This Agreement has been duly executed and delivered by Fortis and this Agreement constitutes the legal, valid and binding obligation of Fortis, enforceable against Fortis in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).

SECTION 5.3

No Conflicts; Consents. The execution, delivery and compliance with, and performance of the terms and provisions of, this Agreement by Fortis will not: (i) conflict with or result in any violation of the organizational documents of Fortis; (ii) conflict with or result in any violation of any provision of any bond, note or other instrument of indebtedness, contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Fortis is a party in its individual capacity; or (iii) violate any existing term or provision of any order, writ, judgment, injunction, decree, statute, law, rule or regulation applicable to Fortis or its assets or properties.

SECTION 5.4

FPG 48 Interests.  Fortis holds the FPG 48 Interests free and clear of any liens, pledges or other encumbrances, and following the Closing, the Company shall hold the FPG 48 Interests free and clear of any liens, pledges or other encumbrances.

SECTION 5.5

Survival of Representations.  The parties hereto agree that all of the representations and warranties of Fortis set forth in this Article V shall survive for the duration of the applicable statute of limitations.

ARTICLE VI
INDEMNITY

SECTION 6.1

Indemnification.  Following the Closing Date, each of Petro, on the one hand, and Fortis, on the other hand (as applicable, the “Indemnitor”), shall indemnify, make whole and hold harmless the other party, its Affiliates, partners, shareholders, officers, directors, employees, representatives and agents (as applicable, each, an “Indemnified Party”) from and against any and all claims, losses, costs, fees, expenses, damages, deficiencies, interest and penalties (including, without limitation, reasonable attorneys’ fees and disbursements, whether incurred in defending third party claims or enforcing this indemnity) suffered or incurred (the “Losses”) by any such Indemnified Party (directly or indirectly via such Indemnified Party’s direct or indirect interest in the Company), to the extent resulting from or arising in connection with: (a) any breach of any representation or warranty of Indemnitor contained in this Agreement or the agreement contemplated hereunder; and/or (b) any breach of any covenant or other agreement of Indemnitor contained in this Agreement or the other agreements contemplated hereunder which survives the Closing Date.  This Section 6.1 shall survive the Closing.

ARTICLE VII

CLOSING COSTS

SECTION 7.1

Transaction Costs.  Each party shall bear all of its own costs and expenses incurred in connection with the due diligence, negotiation and execution of this Agreement.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

SECTION 8.1

Notice.  All notices required or permitted to be sent hereunder shall be by a .pdf or similar attachment to an email (followed by one of the other methods hereafter listed), hand delivery or recognized overnight courier service addressed as follows:

Notices to Petro:

Petro River Oil Corp.

205 E 42nd Street, 20th Floor

New York, NY 10017

Attn:  Scot Cohen

Email: scohen@icofund.com

With a required copy to:

MSN Legal

15 William Street, suite 25E

New York, NY 10005

Attn:  Daniel Rumsey

Email:   gmalhotra@msnlegal.com

Notices to Fortis:

Fortis Property Group, LLC

45 Main Street

Suite 800

Brooklyn, New York 11201

Attn:  Jonathan Landau

Email:  jlandau@fortispropertygroup.com

With a required copy to:

DLA Piper LLP (US)

6225 Smith Avenue

Baltimore, Maryland 21209

Attn:  Naftali A. Weg

Email:  Naftali.weg@dlapiper.com

Notices shall be effective on the date delivered (whether refused or accepted).

A party may change the address to which notices shall be sent to it by written notice to all other parties (said change of address to be effective upon receipt by such other parties).

SECTION 8.2

Broker Commission.  Each party represents and warrants that it has not dealt with any broker or finder in connection with its entering into this Agreement and shall indemnify the other parties for all costs, damages and expenses (including reasonable attorneys’ fees) which may arise out of a breach of the aforesaid representation and warranty.

SECTION 8.3

Applicable Laws; Venue.  This Agreement shall be governed by, and construed in accordance with, the laws and decisions of the State of New York, without regard to the conflicts of law provisions thereof.  The parties hereby irrevocably and unconditionally consent and agree to the non-exclusive jurisdiction of any state of federal court located in Brooklyn, New York or in the City of New York as a forum for any action brought by either party in connection with this Agreement.

SECTION 8.4

Amendments; Assignment; Waiver.  Except as otherwise provided herein, no waiver or modification of the provisions hereof shall be valid unless in writing and signed by each of the parties hereto.  This Agreement may not be assigned by either of the parties without the prior written consent of the other party.  No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

SECTION 8.5

Captions.  The captions used herein are intended for convenience of reference only, shall not constitute part of this Agreement and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Agreement.

SECTION 8.6

Execution.  This Agreement may be executed in counterparts and as so executed shall constitute one agreement binding on each of the parties hereto.  Signatures to this Agreement transmitted by email (portable document format (pdf)) or facsimile shall be valid and effective to bind the party so signing.  Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own email (pdf) or facsimile signature and shall accept the email (pdf) or facsimile signature of the other party to this Agreement.

SECTION 8.7

Successors; No Third Party Beneficiaries.  Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the respective heirs, executors, administrators, legal representatives, and permitted successors and assigns of the parties hereto and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and their respective successors and assigns, any legal or equitable rights hereunder.

SECTION 8.8

Construction.  The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

SECTION 8.9

Time.  Time is of the essence in the performance of each party's obligations hereunder.

SECTION 8.10

Severability.  In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 8.11

Entire Agreement.  This Agreement collectively supersedes all prior agreements and constitutes the entire understanding among the parties hereto with respect to the transfer contemplated hereby and thereby.

SECTION 8.12

Waiver of Trial by Jury; Attorneys’ Fees.  The parties hereto waive trial by jury in any action, proceeding or counterclaim brought by any party against any other party on any matter arising out of or related to this Agreement.  In the event of any litigation arising out of this Assignment, the losing party shall pay the prevailing party’s costs and expenses of such litigation, including, without limitation, reasonable attorneys’ fees and disbursements.

SECTION 8.13

Further Assurances.  Each of the parties hereto covenants and agrees to promptly take such action, and to cause such party’s affiliates to promptly take such action, as may be reasonably required to effectively carry out the intent and purposes of this Agreement, including, without limitation, the execution, delivery and, if necessary, filing and recording of any agreement, document, resolution or instrument or any amendment to any of the foregoing.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Contribution Agreement as of the date set forth above.

MEGAWEST ENERGY KANSAS CORPORATION, a Delaware corporation

By: /s/ Scot Cohen

Name: Scot Cohen

Title: Chief Executive Officer

PETRO RIVER OIL CORP., a Delaware corporation

By:/s/ Scot Cohen
Name:  Scot Cohen
Title:  Executive Chairman

FORTIS PROPERTY GROUP, LLC, a Delaware limited liability company

By: /s/ Joel Kestenbaum
Name:  Joel Kestenbaum
Title:  President